UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2009

L-1 IDENTITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33002	02-08087887
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

177 BROAD STREET, STAMFORD, CONNECTICUT 06901
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:(203) 504-1100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 11, 2009, the Company issued a press release announcing its financial results for the fiscal year ended December 31, 2008 and forward looking financial expectations. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission pursuant to Item 2.02, and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01	OTHER EVENTS.

The Company recorded a non-cash charge of $528.6 million in the fourth quarter of 2008 as a result of its annual impairment review in accordance with the Statement of Financial Accounting Standard (SFAS) No. 142 “Goodwill and Other Intangibles” and SFAS No. 144 “Accounting for the Impairment or Disposal of Long-lived Assets”. The impairment charge is primarily driven by a difficult economic environment and a decrease in the market price of the Company’s stock in the fourth quarter of 2008. The charge is attributable to impairment of goodwill, intangible and other long-lived assets recorded in connection with an acquisition in the Biometrics division. The non-cash impairment charge does not impact the Company’s ongoing business operations and will not have any impact on its compliance with debt covenants, cash flow or liquidity.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release dated February 11, 2009, titled “L-1 Identity Solutions Reports Fourth Quarter and 2008 Results – Company Records Q4 2008 Non-Cash Goodwill and Intangible Asset Impairment Charges”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2009

L-1 IDENTITY SOLUTIONS, INC.
By:	/s/ James A. DePalma
James A. DePalma
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release dated February 11, 2009, titled “L-1 Identity Solutions Reports Fourth Quarter and 2008 Results – Company Records Q4 2008 Non-Cash Goodwill and Intangible Asset Impairment Charges”.

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